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                                                                    EXHIBIT 11.1

                              COLLAGEN CORPORATION

                   Statement Regarding Weighted Average Common
                      and Common Equivalent Shares Used in
                         Computation of Per Share Income

Years Ended June 30,                                       1996       1995     1994
=====================================================================================
(In thousands, except per share amounts)
Net income                                                $26,652   $ 8,760   $ 4,920
                                                          =======   =======   =======

Primary

Common Stock                                                8,915     9,270     9,592
Stock Options (treasury stock method)                         160       190       304
                                                          -------   -------   -------
Weighted average number of common and common equivalent
         shares outstanding                                 9,075     9,460     9,896
                                                          =======   =======   =======

Earnings per share - primary                              $  2.94   $   .93   $   .50
                                                          =======   =======   =======


Fully Diluted

Common Stock                                                8,915     9,270     9,586
Stock Options (treasury stock method)                         189       211       321
                                                          -------   -------   -------
Weighted average number of common and common equivalent
         shares outstanding                                 9,104     9,481     9,907
                                                          =======   =======   =======

Earnings per share - fully diluted                            NA*       NA*       NA*
                                                          =======   =======   =======


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* Not applicable - dilution less than 3%.
* Not applicable - dilution less than 3%.